Exhibit 99.1

HL Acquisitions Corp Reminds Shareholders to Vote in Favor of Extension at October 2, 2020 Shareholder Meeting

New York, NY—September 24, 2020– HL Acquisitions Corp. (Nasdaq: HCCH) (“HL” or the “Company”) reminds shareholders to vote in favor of the proposal to extend the date by which the Company has to consummate a business combination from October 2, 2020 to January 2, 2021 (the “Extension Amendment Proposal”) at its special meeting of shareholders to be held on Friday, October 2, 2020 at 9:00 a.m. ET. The purpose of the Extension Amendment Proposal is to allow the Company more time to complete its previously announced business combination with Fusion Welcome – Fuel, S.A. (“Fusion”), an innovator in rapidly developing Green Hydrogen sector. Shareholders are not being asked to vote on the proposed business combination at this time. A separate vote on the proposed business combination will take place in the coming weeks.

Should HL not receive votes representing at least 65% of its outstanding shares, it will need to commence the liquidation process and shareholders will be unable to capitalize on the potential opportunity presented by the business combination with Fusion.

Every shareholder’s vote is important, regardless of the number of shares the shareholder holds.  HL requests that each shareholder promptly submit its proxy votes electronically or by telephone.  To vote electronically, shareholders should go to the website shown on their voting instruction form or proxy card received in the mail. For telephone voting, shareholders should call the toll free number shown on the front of their voting instruction form or proxy card received in the mail. There is a control number on the front of such voting instruction form or proxy card. Shareholders should have the control number ready when calling or logging on and then should follow the step-by-step instructions. Shareholders voting by mail must vote, sign and date their vote instruction form or proxy card and return it in the postage-paid envelope provided.

HL strongly recommends that shareholders submit their proxies electronically or by telephone by 11:59p.m. ET on October 1, 2020, the day before the special meeting, to ensure that their shares will be represented at the special meeting. Further instructions on how to vote shareholder shares are in the proxy materials that were mailed to shareholders on or about September 14, 2020 in connection with the special meeting.

If shareholders have any questions or need assistance voting their shares, please contact Advantage Proxy, HL’s proxy solicitor, by calling toll-free at 1-877-870-8565 or collect at 1-206-870-8565 or by email to ksmith@advantageproxy.com.

Forward looking statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “may,” “will,” “should,” “potential,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve known and unknown risks, uncertainties, assumptions and other important factors, which may be outside of HL’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statement. Shareholders are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date of this press release.

Contact:

Jeffrey E. Schwarz

Chief Executive Officer

HL Acquisitions Corp.

(212) 486-8100